SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2002

CYTRX CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Blvd., Suite 650, Los Angeles, CA	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648
Registrant’s Telephone Number, Including Area Code

154 Technology Parkway, Suite 200, Norcross, Georgia 30092
(Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

Effective July 19, 2002, CytRx Corporation (the “Company”) completed its acquisition of Global Genomics Capital, Inc. (“Global Genomics Capital”), a California corporation. The acquisition was effected pursuant to an Agreement and Plan of Merger dated as of February 11, 2002, as amended by that certain First Amendment to Agreement and Plan of Merger dated May 22, 2002 (collectively, the “Merger Agreement”), among the Company, Global Genomics Capital and GGC Merger Corporation (“MergerSub”), a newly formed California corporation. The foregoing acquisition was accomplished through a reverse triangular merger under California law by which MergerSub, a wholly owned subsidiary of the Company, merged with and into Global Genomics Capital (the “Merger”). The surviving corporation resulting from the Merger under California law is Global Genomics Capital, which will continue as a wholly owned subsidiary of the Company. At the effective time of the Merger, Global Genomics Capital changed its name to “GGC Pharmaceuticals, Inc.” (“GGC”).  For accounting purposes, the Company was deemed the acquirer of GGC.

Pursuant to the Merger Agreement, each outstanding share of common stock of GGC (other than shares owned by shareholders who elect to exercise their dissenters’ rights under the California Corporations Code), was converted into 0.765967 shares of the Company’s common stock. Accordingly, a total of 8,948,203 shares of the Company’s common stock (less 7,660 shares that have been reserved for potential dissenting shareholders), or approximately 41.7% of the common stock of the Company outstanding after the Merger, were issued to common shareholders of GGC, and an additional 1,014,677 shares of the Company’s common stock were reserved for issuance upon the exercise of the outstanding GGC options and warrants that were assumed by the Company. A total of 498,144 shares of the Company’s common stock issued to the GGC shareholders have been deposited into escrow and are subject to cancellation in whole or in part to satisfy any indemnification claims made by the Company under the Merger Agreement. No other consideration was paid by the Company.

GGC is a development stage company that has been principally engaged in seeking to invest in or acquire companies that develop and commercialize healthcare products driven by genomics technologies. GGC’s primary assets are a 40% equity interest in Blizzard Genomics, Inc. (“Blizzard Genomics”) and a 5% equity interest in Psynomics, Inc. (“Psynomics”). Blizzard Genomics is developing instrumentation, software and consumable supplies for the genomics industry. Blizzard Genomics has the exclusive use of a technology through a sublicense agreement that allows for what GGC believes is a cheaper, faster and more portable analysis of DNA, through the use of its own readers and DNA chips, as compared to other currently available technology. Blizzard Genomics has plans to launch its first product, a chip reader, later this year with the launch of its “T-Chip” planned for next year, although there can be no assurance that these launches will be accomplished within these timeframes. Psynomics is an early stage psychiatric genomics company. Psynomics’ short-term goal is to identify the genes that cause common neuropsychiatric diseases such as bipolar disorder, schizophrenia and depression and to develop diagnostic tests for these diseases. Psynomics’ long-term goal is to provide the tools to the pharmaceutical industry to develop novel drug and gene therapy products for neuropsychiatric diseases.

The amount of consideration exchanged by the Company for the common stock and options and warrants of GGC was negotiated by the Company and GGC. Sanli Pastore & Hill, an independent business valuation firm retained by the Company, rendered an opinion that the terms of the Merger were fair, from a financial viewpoint, to the Company’s shareholders. The valuation undertaken by Sanli Pastore & Hill in rendering this opinion was based on, amongst other factors, a comparable company analysis in order to assess how the public market values shares of publicly traded companies that are similar to GGC, and a discounted cash flow analysis, based on various discounted after-tax cash flow models.

At the time of the Merger there were no material relationships between GGC or any of its shareholders or affiliates, on the one hand, and the Company, any of the Company’s affiliates, any director or officer of the Company or any associate of any such director or officer, on the other hand, except that Steven A. Kriegsman and Louis J. Ignarro, two of GGC’s directors, were appointed to the Company’s Board of Directors on July 16, 2002, following the approval of the Merger by the Company’s shareholders. On the date of the Merger, the controlling shareholder of GGC was Steven A. Kriegsman, who beneficially owned on a fully diluted basis 5,369,701 shares of common stock of GGC, representing approximately 41.3% of GGC’s equity interest.

The Merger was completed following the Company’s annual shareholders meeting held on July 16, 2002, at which time the Company’s shareholders approved the issuance of shares of the Company’s common stock to the GGC shareholders in accordance with the Merger Agreement. Following the Company’s annual shareholders’ meeting, the certificate of merger for the Merger was filed with the California Secretary of State, and this certificate became effective on July 19, 2002. In addition, following the Company’s annual shareholders meeting and as contemplated by the Merger Agreement, (i) Jack Luchese resigned as a member of the Company’s Board of Directors and as the Company’s Chief Executive Officer, (ii) the Company’s Board of Directors increased the size of the Board of Directors from five to seven members and appointed Steven A. Kriegsman, Louis J. Ignarro, Ph.D. and Joseph Rubinfeld, Ph.D. (who were designated as directors by GGC) to fill the resulting vacancies, and (iii) elected Steven A. Kriegsman to be the Company’s Chief Executive Officer.

The issuance of the Company’s common stock in the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the Securities Act exemption from registration requirements for nonpublic offerings, and resale of the issued shares will be restricted under the Securities Act. Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into between the Company and the former shareholders of GGC, including holders of options and warrants to purchase GGC shares that were assumed by the Company, at any time on or after the effective time of the Merger and prior to the second anniversary of the Merger, any holder or holders in the aggregate of not less than the greater of 100,000 shares or 30% of the shares of the Company’s common stock issued in the Merger may demand, with certain customary exceptions, that the Company register the resale of all the registrable common stock held by such holders and any other party to the Registration Rights Agreement who desires to participate in the registration. In addition, if the Company proposes to register any of its equity securities, the Company must provide notice of such proposed registration to any securityholder entitled to registration rights under the Registration Rights Agreement. Such securityholders will be permitted to include their registrable securities in such proposed registration, subject to customary underwriter cut-backs. The Company will pay all costs and expenses of any registration under the Registration Rights Agreement, except for underwriters’ discounts and commissions. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing descriptions of the terms of the Merger Agreement and related documents and agreements do not purport to be complete statements of the parties’ rights and obligations thereunder, and are qualified in their entirety by reference to the definitive documents and agreements, copies of which are filed as exhibits hereto and the contents of which are incorporated herein by reference.

Item 5.  Other Events and Regulation FD Disclosure

A press release announcing the closing of the Merger was issued on July 18, 2002, and is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition to the actions taken by the Company’s shareholders at the July 16, 2002 annual meeting described in Item 2, the Company’s shareholders also took the following actions at that meeting:

(a) Elected Raymond C. Carnahan Jr. and Herbert H. McDade, Jr. to serve as directors of the Company until the 2005 annual meeting of the Company’s shareholders.

(b)  Approved an increase in the number of shares of the Company’s common stock that may be issued in connection with options and awards under the CytRx Corporation 2000 Long-Term Incentive Plan from 1,000,000 to 3,000,000 and another amendment to that plan which removes or changes certain limitations or awards granted under that plan.

(c) Declined to change the Company’s name to “Global Therapeutics, Inc.” upon the closing of the Merger.

(d) Ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements for Global Genomics Capital required to be filed pursuant to this Item 7(a) are included (i) in Proxy Statement No. 000-15327 on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2002 at pages F-23 to F-58 and are filed in Exhibit 20.1 hereto and (ii) in Exhibits 20.2, 20.3, 20.4 and 20.5 hereto.

(b) Pro forma financial information.

The pro forma financial statements required to be filed by this Item 7(b) are included (i) in Proxy Statement No. 000-15327 on Schedule 14A filed with the Commission on June 11, 2002 at pages 35 to 42 and are filed in Exhibit 20.1 hereto and (ii) in Exhibit 20.6 hereto.

(c) The following exhibits are filed as part of this current report on Form 8-K/A:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 11, 2002 (incorporated by reference from Annex A to Proxy Statement No. 000-15327 on Schedule 14A, as filed with the Commission on June 11, 2002). *

2.2

First Amendment to Agreement and Plan of Merger, dated February 22, 2002 (incorporated by reference from pages A-55 to A-59 of Annex A to Proxy Statement No. 000-15327 on Schedule 14A, as filed with the Commission on June 11, 2002).  *

10.1	Form of Stock Restriction and Registration Rights Agreement, dated as of July 16, 2002, entered into be the Company and the former shareholders of Global Genomics Capital, Inc. *

20.1	Proxy Statement No. 000-15327 on Schedule 14A filed with the Commission on June 11, 2002. *

20.2	Financial Statements of Global Genomics Capital, Inc. as of December 31, 2001 and 2000

20.3	Unaudited Condensed Financial Statements of Global Genomics Capital, Inc. as of June 30, 2002

20.4	Unaudited Condensed Financial Statements of Blizzard Genomics, Inc. as of September 30, 2002

20.5	Unaudited Condensed Financial Statements of Blizzard Genomics, Inc. as of June 30, 2002

20.6	Unaudited Pro Forma Financial Information

23.1	Consent of Good Swartz Brown & Berns LLP. *

23.2	Consent of Silverman Olson Thorvilson & Kaufmann Ltd. *

23.3	Consent of Good Swartz Brown & Berns LLP.

23.4	Consent of Silverman Olson Thorvilson & Kaufmann Ltd.

99.1	Press release issued July 18, 2002. *

*  Previously filed with Form 8-K on August 1, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION (Registrant)

By:	/s/ STEVEN A. KRIEGSMAN

Steven A. Kriegsman Chief Executive Officer

Date:  March 31, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 11, 2002 (incorporated by reference from Annex A to Proxy Statement No. 000-15327 on Schedule 14A, as filed with the Commission on June 11, 2002). *

2.2

First Amendment to Agreement and Plan of Merger, dated February 22, 2002 (incorporated by reference from pages A-55 to A-59 of Annex A to Proxy Statement No. 000-15327 on Schedule 14A, as filed with the Commission on June 11, 2002).  *

10.1	Form of Stock Restriction and Registration Rights Agreement, dated as of July 16, 2002, entered into be the Company and the former shareholders of Global Genomics Capital, Inc. *

20.1	Proxy Statement No. 000-15327 on Schedule 14A filed with the Commission on June 11, 2002. *

20.2	Financial Statements of Global Genomics Capital, Inc. as of December 31, 2001 and 2000

20.3	Unaudited Condensed Financial Statements of Global Genomics Capital, Inc. as of June 30, 2002

20.4	Unaudited Condensed Financial Statements of Blizzard Genomics, Inc. as of September 30, 2002

20.5	Unaudited Condensed Financial Statements of Blizzard Genomics, Inc. as of June 30, 2002

20.6	Unaudited Pro Forma Financial Information

23.1	Consent of Good Swartz Brown & Berns LLP. *

23.2	Consent of Silverman Olson Thorvilson & Kaufmann Ltd. *

23.3	Consent of Good Swartz Brown & Berns LLP.

23.4	Consent of Silverman Olson Thorvilson & Kaufmann Ltd.

99.1	Press release issued July 18, 2002.*

*  Previously filed with Form 8-K on August 1, 2000.